EXECUTION

AMENDMENT NO. 1

to

TRUST AGREEMENT

Dated as of June 1, 2006

by and among

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

AURORA LOAN SERVICES LLC, as Master Servicer,

OFFICETIGER GLOBAL REAL ESTATE SERVICES INC., as Credit Risk Manager,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

FIRST FRANKLIN MORTGAGE LOAN TRUST
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2006-FF10

Dated and effective as of November 1, 2006

This Amendment No. 1 to Trust Agreement, dated and effective as of November 1, 2006, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, recites and provides as follows:

RECITALS

WHEREAS, in connection with the issuance of the First Franklin Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2006-FF10 (the “Certificates”), Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, OfficeTiger Global Real Estate Services Inc., as Credit Risk Manager and U.S. Bank National Association, as Trustee, have entered into a Trust Agreement, dated as of June 1, 2006 (the “Trust Agreement”), for the purpose of creating a trust fund (the “Trust Fund”), the assets of which consist primarily of two pools of Mortgage Loans;

WHEREAS, the Depositor, the Master Servicer, and the Trustee desire to amend the Trust Agreement as set forth herein;

WHEREAS, Section 11.03 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by the Depositor, the Master Servicer, and the Trustee with the consent of the Holders of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders, provided such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, does not adversely affect the status of any REMIC created pursuant to the Trust Agreement or cause a tax to be imposed on any REMIC; and

WHEREAS, the Trustee has received the Opinion of Counsel required pursuant to Section 11.03 in the form annexed as Exhibit A hereto; and

WHEREAS, the Trustee has received the consent of the Holders of 100% of the Percentage Interest of the Class LT-R Certificates, such Class of Certificates being the sole Classes affected by this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I.
AMENDMENTS TO THE TRUST AGREEMENT

Section 1.01 Amendments to Definitions.

(a)	The definition of “Interest Remittance Amount” is hereby amended in Article I, Section 1.01 (Definitions) of the Trust Agreement to read in its entirety as follows:

“Interest Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to (a) the sum of (1) all interest collected (other than Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Servicer, the Master Servicer or the Trustee (solely in its capacity as successor master servicer), minus (x) the Servicing Fee with respect to such Mortgage Loans in such Mortgage Pool and (y) previously unreimbursed Advances due to the Servicer, the Master Servicer or the Trustee (solely in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to such Mortgage Loans to the extent allocable to interest, (2) any amounts actually paid by the Servicer with respect to Prepayment Interest Shortfalls and any Compensating Interest Payments with respect to such Mortgage Loans and the related Prepayment Period, (3) the portion of any Purchase Price (or PPTL Purchase Price payable with respect to a First Payment Default Loan excluding any PPTL Premium) or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds, Subsequent Recoveries, Insurance Proceeds and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, for each Mortgage Pool, as reduced by (b) the product of (i) the applicable Pool Percentage for such Distribution Date and (ii) any other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, the Custodian and the Servicer to the extent provided in this Agreement, the Servicing Agreement and the Custodial Agreement; provided, however, that in the case of the Trustee, such reimbursable amounts to the Trustee payable from the Interest Remittance Amount and Principal Remittance Amount may not exceed $200,000 during any Anniversary Year. In the event that the Trustee incurs reimbursable amounts in excess of $200,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but in no event shall more than $200,000 be reimbursed to the Trustee per Anniversary Year. Notwithstanding the foregoing, costs and expenses incurred by the Trustee pursuant to Section 6.14(a) in connection with any transfer of servicing shall be excluded from the $200,000 per Anniversary Year limit on reimbursable amounts. For the avoidance of doubt, (i) the Interest Remittance Amount available on each Swap Payment Date for distributions to the Swap Account shall be equal to the Interest Remittance Amount on the related Distribution Date and (ii) the Interest Remittance Amount for each Distribution Date shall be calculated without regard to any distributions to the Swap Account on the related Swap Payment Date.

(b)	The definition of “PPTL Premium” is hereby added to Article 1, Section 1.01 (Definitions) of the Trust Agreement to read in its entirety as follows:

“PPTL Premium: With respect to any First Payment Default Mortgage Loan, the excess, if any, of the PPTL Purchase Price over the Purchase Price.”

Section 1.02 Amendments to Section 2.05(a).

The first sentence of Section 2.05(a) is hereby amended to read in its entirety as follows:

(a)  With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement or by the Transferor pursuant to the Transfer Agreement, the principal portion of the funds (including the Transferor Purchase Price in the case of a First Payment Default Loan excluding any PPTL Premium) received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price or Transferor Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable.

Section 1.03 Amendments to Section 5.02(f)(viii).

Section 5.02(f)(viii) is hereby added to Article V (Distributions to Holders of Certificates) of the Trust Agreement to read in its entirety as follows:

“(viii) an amount equal to the aggregate PPTL Premium during the preceding Prepayment Period (which, for purposes of compliance with the REMIC Provisions, shall be treated as an amount distributed by the REMIC 1 to Class LT-R Certificates) shall be distributed to the Class X Certificates.”

ARTICLE II.
MISCELLANEOUS PROVISIONS

Section 2.01 Capitalized Terms.

For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Trust Agreement have the meanings specified in the Trust Agreement.

Section 2.02 Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03 References to Trust Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, any Certificate or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Certificates or the rights of the Holders thereof.

Section 2.05 Counterparts.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 2.06 Binding Nature of Amendment No. 1.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.07 Headings Not To Affect Interpretation.

The headings contained in this Amendment No. 1 are for convenience of reference only, and shall not be used in the interpretation hereof.

Section 2.08 Effectiveness.

This Amendment No. 1 shall become effective as of the date first written above.

Section 2.09 Governing Law.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES
CORPORATION, as Depositor

By: /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Senior Vice President

AURORA LOAN SERVICES LLC,
as Master Servicer

By: /s/ Jerald W. Dreyer
Name: Jerald W. Dreyer
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ James H. Byrnes
Name: James H. Byrnes
Title: Vice President

Exhibit A

FORM OF OPINION OF COUNSEL
DELIVERED PURSUANT TO SECTION 11.03
OF THE TRUST AGREEMENT

November 1, 2006

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance—FFMLT 2006-FF10

Re:	Amendment No. 1 to Trust Agreement

Ladies and Gentlemen:

You have requested our opinion in connection with the execution of Amendment No. 1, dated as of November 1, 2006 (“Amendment No. 1”), to the Trust Agreement (the “Original Agreement”) dated as of June 1, 2006, among Structured Asset Securities Corporation, in its capacity as depositor (the “Depositor”), Aurora Loan Services LLC, as master servicer, OfficeTiger Global Real Estate Services Inc., as Credit Risk Manager and U.S. Bank National Association, as trustee.

Section 11.03(b) of the Original Agreement provides that the Agreement may be amended from time to time by the parties thereto with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of “adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders” and provided that such amendment does not adversely affect the status of any REMIC created pursuant to the Original Agreement. Section 11.03(b) provides further that, prior to entering into any such amendment, the Trustee may require an Opinion of Counsel to the effect that such amendment is permitted under such Section.

As counsel for the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of officers and other representatives of the Depositor and others. We have assumed that there is not and will not be at any time any agreement among the parties to Amendment No. 1 that modifies or otherwise supplements the agreements of those parties as expressed in the Original Agreement and Amendment No. 1.

We have relied upon and assumed the sufficiency under the Trust Agreement of the Letters of Consent executed by Lehman Brothers Inc., as holder of the Class LT-R Certificates and attached as Exhibit A hereto (the “Letters of Consent”).

Capitalized terms used and not defined herein have the meanings assigned to them in the Original Agreement.

_____________________________________

The advice below was not written to be used, is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed. The advice is written to support the promotion or marketing of the transaction addressed in this opinion. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

We are providing the foregoing disclaimer to satisfy obligations we have under Circular 230, governing standards of practice before the Internal Revenue Service.

_______________________________________

Based upon the foregoing, we are of the opinion that:

(i) The execution of Amendment No. 1 by the Trustee is permitted under Section 11.03(b) of the Original Agreement; and

(ii) For federal income tax purposes, the amendment of the Original Agreement by Amendment No. 1 will not cause any REMIC created under the Original Agreement to fail to qualify as a REMIC within the meaning of Section 860D of the Code at any time the Certificates are outstanding.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

2

A.
Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

B.
With respect to the Original Agreement, Amendment No. 1 and any other instrument or agreement (each, an “Agreement”) executed or to be executed by any party (each, a “Party”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such Party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under each Agreement to which it is a party and (ii) each Agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such Party.

C.
In rendering the opinion set forth in subparagraph (ii) above, we have relied on the Internal Revenue Code of 1986, as amended, U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form, and various judicial and administrative precedents, any or all of which are subject to change, which change may be retroactively effective. We undertake no obligation to update this opinion in the event of any such changes.

This letter is solely for your benefit in connection with the transaction described in the first paragraph above and may not be relied upon by any other person, nor may this letter be relied upon by you for any other purpose, without our prior written consent. We confirm, however, that we are placing no limitation on disclosure of the tax treatment or tax structure of the transaction that is the subject of this opinion.

Very truly yours,

3

EXHIBIT A

LETTER OF CONSENT
(CLASS LT-R CERTIFICATES)

November 1, 2006

U.S. Bank National Association
One Federal Street
3rd Floor
Boston, Massachusetts 02110
Attention: Structured Finance—FFMLT 2006-FF10

Re:	First Franklin Mortgage Loan Trust
Mortgage Pass-Through Certificates, Series 2006-FF10

Ladies and Gentlemen:

Reference is made to the Trust Agreement dated as of June 1, 2006 (the “Trust Agreement”) among Structured Asset Securities Corporation, as depositor (the “Depositor”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), OfficeTiger Global Real Estate Services Inc., as credit risk manager (“Credit Risk Manager”) and U.S. Bank National Association, as trustee (the “Trustee”), and Amendment No. 1 to the Trust Agreement, (the “Amendment”) dated and effective as of November 1, 2006, by and among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. Unless otherwise defined herein, all capitalized terms used herein shall be defined as set forth in the Trust Agreement.

The undersigned, as Holders of 100% of the Percentage Interest of the Class LT-R Certificates, such Class of Certificates being a Class affected by the Amendment, hereby consent to the Amendment, a copy of which is attached hereto as Exhibit A.

* * * * *

Very truly yours,

LEHMAN BROTHERS INC.

By: /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Senior Vice President